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                                                                   EXHIBIT 23.14

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Chancellor Media Corporation:

We consent to the inclusion in this Joint Proxy Statement/Prospectus of Chancellor Media Corporation of our report dated February 16, 1999 on our audits of the statement of assets acquired as of May 29, 1998 and the related statements of revenues and direct operating expenses of KODA-FM for each of the two years ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts".

                                            PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
February 16, 1999